Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Townsquare Media, Inc.
Purchase, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205366) of Townsquare Media, Inc. (the Company) of our reports dated March 17, 2025, relating to the consolidated financial statements and schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

March 17, 2025